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Exhibit 99.1

        LETTER OF TRANSMITTAL

GRIFFON CORPORATION

Offer to Exchange
up to $130,000,000 Aggregate Principal Amount
of Newly Issued 4.0% Contingent Convertible Subordinated Notes Due 2023
(second series)
plus
up to $390,000 in cash ($3.00 per $1,000 principal amount)
for
up to $130,000,000 Outstanding Aggregate Principal Amount
of 4.0% Contingent Convertible Subordinated Notes Due 2023

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2004 UNLESS EXTENDED OR EARLIER TERMINATED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE

Delivery To:

American Stock Transfer & Trust Company, Exchange Agent

By regular, registered or certified mail, hand delivery or overnight courier:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, New York 10038
Attention: Exchange Department

For Information or Confirmation by Telephone:

(877) 248-6417

By Facsimile Transmission
(For Eligible Institutions Only):

(718) 234-5001

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        The undersigned acknowledges that he or she has received and reviewed the Prospectus, dated May 21, 2004 (the "Prospectus"), of Griffon Corporation, a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter"), which together constitute the Company's offer (the "Exchange Offer") to exchange its 4.0% Contingent Convertible Subordinated Notes Due 2023 (second series) (the "New Notes") and cash ($3 per $1,000 principal amount) for all of its currently outstanding 4.0% Contingent Convertible Subordinated Notes Due 2023 (the "Old Notes") from the registered holders thereof (the "Holders").

        Holders must tender Old Notes in a principal amount of $1,000 or integral multiples of $1,000. The Company will pay any accrued and unpaid interest on the Old Notes tendered in the Exchange Offer in cash to, but excluding, the closing date for the Exchange Offer. The New Notes will bear interest from the date of issuance. Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the date of issuance.

        This Letter is to be completed by a Holder of Old Notes and delivery of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Old Notes" section of the Prospectus. Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation") and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

        The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        List below the Old Notes to which this Letter relates. If the space provided below is inadequate, the description and principal amount of Old Notes should be listed and attached on a separate signed schedule.

DESCRIPTION OF OLD NOTES

1. Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	2. Aggregate Principal Amount of Old Note(s)	3. Principal Amount Tendered*

	Total:	Total:

*	Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of a $1,000 principal amount or an integral multiple thereof. See Instruction 1.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:
Account Number:
Transaction Code Number:
☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:
Name(s) of Registered Holder(s):
Window Ticket Number (if any):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution which Guaranteed Delivery:
For Book-Entry Transfer, Complete the Following:
Account Number:
Transaction Code Number:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned's true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes, and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that any New Notes acquired in exchange for Old Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, that neither the Holder of such Old Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder of such Old Notes nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, of the Company.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer—Withdrawal Rights" section of the Prospectus.

        Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the account indicated above maintained at the Book-Entry Transfer Facility.

        THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 3 and 4)

          To be completed ONLY if Old Notes not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue:
New Notes and/or Old Notes to:
Name(s):
(Please Type or Print)
Address:

(Please Type or Print)
(Complete Substitute Form W-9)

          Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

(Book-Entry Transfer Facility Account Number, if applicable)

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF, OR AN ELECTRONIC CONFIRMATION PURSUANT TO THE DEPOSITORY TRUST COMPANY'S ATOP SYSTEM (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

  SIGNATURE(S) OF REGISTERED HOLDER(S) AUTHORIZED SIGNATORY
  (See guarantee requirement below)

Dated
Name(s)
(Please print)

        If a Holder is tendering any Old Notes, this Letter must be signed by the registered Holder whose name appears on a security position listing as the Holder of such Old Notes on the Book-Entry Transfer Facility System. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Capacity
Address
(Including Zip Code)
Area Code and Telephone Number
Tax Identification or Social Security No.

(COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9)

MEDALLION SIGNATURE GUARANTEE
(If Required—See Instruction 2)

Authorized Signature
Name of Firm

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
BY GRIFFON CORPORATION OF
UP TO $130,000,000 AGGREGATE PRINCIPAL AMOUNT
OF NEWLY ISSUED 4.0% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2023
(SECOND SERIES)
PLUS
UP TO $390,000 IN CASH ($3.00 PER $1,000 PRINCIPAL AMOUNT)
FOR
UP TO $130,000,000 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT
OF 4.0% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2023

1.     Delivery of this Letter; Guaranteed Delivery Procedures.

        This Letter, or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, is to be completed by Holders of Old Notes for tenders that are made pursuant to the procedures for delivery by book-entry transfer set forth in "The Exchange Offer—Procedures for Tendering Old Notes" section of the Prospectus. Book-Entry Confirmation as well as a properly completed and duly executed Letter (or manually signed facsimile hereof), or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, and any other required documents, must be received by the Exchange Agent at the address set forth herein on or prior to 5:00 p.m., New York City Time, on the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Old Notes tendered hereby must be in $1,000 principal amount denominations or an integral multiple thereof. Holders who cannot complete the procedure for book-entry transfer on a timely basis or who cannot deliver all other required documents to the Exchange Agent on or prior to the Expiration Date may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution, (ii) prior to 5:00 p.m., New York City Time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Letter (or a facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three trading days after the Expiration Date a Book-Entry Confirmation and any other documents requested by this Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by this Letter, must be received by the Exchange Agent within three trading days after the Expiration Date.

        The delivery of the Old Notes and all other required documents will be deemed made only when confirmed by the Exchange Agent. See "The Exchange Offer" section of the Prospectus.

2.     Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

        If this Letter is signed by the registered Holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as it appears on a security position listing as the Holder of such Old Notes in the Book-Entry Transfer Facility System without any change whatsoever.

        If any tendered Old Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

        If any tendered Old Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations.

        When this Letter is signed by the registered Holder or Holders of the Old Notes specified herein and tendered hereby, no separate bond powers are required. If, however, the New Notes are to be issued to a person other than the registered Holder, then separate bond powers are required.

        If this Letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted. Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm that is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (each an "Eligible Institution").

        Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Old Notes are tendered: (i) by a registered Holder of Old Notes (including any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the Holder of such Old Notes) who has not completed the box entitled "Special Issuance Instructions" on this Letter, or (ii) for the account of an Eligible Institution.

3.     Special Issuance Instructions.

        Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate hereon. If no such instructions are given, such Old Notes not exchanged will be credited to the proper account maintained at the Depository Trust Company. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated.

4.     Taxpayer Identification Number.

        Federal income tax law generally requires that a tendering Holder whose Old Notes are accepted for exchange must provide the Company (as payor) with such Holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below, which in the case of a tendering Holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption from backup withholding, such tendering Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the Exchange Agent may be required to withhold 28% of the amount of any reportable payments made after the exchange to such tendering Holder of New Notes. If withholding results in an overpayment of taxes, a refund may obtained. Exempt Holders of Old Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed Guidelines of Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

        To prevent backup withholding, each tendering Holder of Old Notes must provide such holder's correct TIN by completing the Substitute Form W-9 set forth below, certifying, under penalties of perjury, that the TIN provided is correct, (or that such Holder is awaiting a TIN) and that (i) the Holder is exempt from backup withholding, or (ii) the Holder has not been notified by the Internal Revenue Service that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the Holder that such Holder is no longer subject to backup withholding. If the tendering Holder of Old Notes is a nonresident alien or foreign entity not subject to backup withholding, such Holder must give the Exchange Agent a completed Form W-8, Certificate of Foreign Status. These forms may be obtained from the Exchange Agent. If the Old Notes are in more than one name or are not in the name of the actual owner, such Holder should consult the W-9 Guidelines for information on which TIN to report. If such Holder does not have a TIN, such Holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 2 of the Substitute Form W-9 and write "applied for" in lieu of its TIN. Note: Checking this box and writing "applied for" on the form means that such Holder has already applied for a TIN or that such Holder intends to apply for one in the near future. If the box in Part 2 of the Substitute Form W-9 is checked, the Exchange Agent will retain 28% of reportable payments made to a Holder during the sixty (60) day period following the date of the Substitute Form W-9. If the Holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent will remit such amounts retained during such sixty (60) day period to such Holder and no further amounts will be retained or withheld from payments made to the Holder thereafter. If, however, such Holder does not provide its TIN to the Exchange Agent within such sixty (60) day period, the Exchange Agent will remit such previously withheld amounts to the Internal Revenue Service as backup withholding and will withhold 28% of all reportable payments to the Holder thereafter until such Holder furnishes its TIN to the Exchange Agent. The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligations regarding backup withholding.

5.     Transfer Taxes.

        The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer. If, however, New Notes and/or substitute Old Notes not exchanged are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

6.     Waiver of Conditions.

        The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus except as set forth in the section of the Prospectus entitled "The Exchange Offer—Conditions for Completion of the Exchange Offer."

7.     No Conditional Tenders.

        No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Old Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

        Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

8.     Withdrawal Rights.

        Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City Time, on the Expiration Date.

        For a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above prior to 5:00 p.m. New York City Time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) contain a statement that such Holder is withdrawing his or her election to have such Old Notes exchanged, (iii) specify the principal amount of the Old Notes to be withdrawn, (iv) be signed by the Holder in the same manner as the original signature on the Letter by which such Old Notes were tendered (including any required signature guarantees), and (v) if the Holder is tendering Old Notes in accordance with the procedures for book-entry transfer, specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole and absolute discretion, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be credited into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures set forth in "The Exchange Offer—Procedures for Tendering Old Notes" section of the Prospectus, such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City Time, on the Expiration Date.

9.     Requests for Assistance or Additional Copies.

        Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, and requests for Notices of Guaranteed Delivery and other related documents may be directed to the Information and Exchange Agent, American Stock Transfer & Trust Company, at the address and telephone number indicated above.

TO BE COMPLETED BY ALL TENDERING HOLDERS
(See Instruction 4)

Payor's Name:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number (or Individual Taxpayer Identification Number) (If awaiting TIN, write "Applied For")
Payer's Request for Taxpayer Identification Number ("TIN") and Certification
or Employer Identification Number (If awaiting TIN, write "Applied For")

Part 2—Certification—Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person for United States federal income tax purposes.

Certification Instructions— You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:
Name:	Date:
Address:

NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% Of ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

You must complete the following certificate if you do not have a taxpayer identification number certificate or are awaiting a taxpayer identification number

            I certify, under penalties of perjury, that a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver such an application in the near future. I understand that if I do not provide a TIN within sixty (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a TIN.

Signature:	Date:

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FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER BY GRIFFON CORPORATION OF UP TO $130,000,000 AGGREGATE PRINCIPAL AMOUNT OF NEWLY ISSUED 4.0% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2023 (SECOND SERIES) PLUS UP TO $390,000 IN CASH ($3.00 PER $1,000 PRINCIPAL AMOUNT) FOR UP TO $130,000,000 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF 4.0% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2023